UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549f

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 21, 2025 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

5190 Neil Road, Suite 460, Reno, Nevada United States 89502

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, Eva Bellissimo tendered notice of her intent to resign from the Company’s Board of Directors effective as of October 31, 2025. Ms. Bellissimo’s pending resignation is not the result of any disagreements between Ms. Bellissimo and the Company relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure

On October 23, 2025, the Company issued a press release announcing the resignation of Eva Bellissimo from the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 23, 2025, issued by i-80 Gold Corp. relating to director resignation

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2025	i-80 GOLD CORP.

	By:	/s/ Ryan Snow
Ryan Snow
Chief Financial Officer